SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2015

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3 Twin Dolphin Drive, Suite 160

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to a registration statement on Form S-4, which was declared effective on June 25, 2015, Capnia, Inc. (the “Company”) offered to issue Series C Warrants (the “Series C Warrants”) to purchase shares of its Common Stock (the “Common Stock”) to the holders of its Series B Warrants (the “Series B Warrants”) in exchange for the cash exercise of the Series B Warrants to purchase shares of Common Stock (the “Exchange Offer”).

ITEM 8.01.	Other Events.

The Exchange Offer expired at 5:00 PM, New York City Time, on July 24, 2015. As of the expiration of the Exchange Offer, holders of Series B Warrants to purchase 905 shares of Common Stock, representing approximately 0.06% of the outstanding Series B Warrants, tendered their Series B Warrants for cash exercise and exchange and, as a result, the Company issued 905 shares of Common Stock and Series C Warrants to purchase 905 shares of Common Stock to such participating holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

Date: July 27, 2015

	By:	/s/ David O’Toole
David O’Toole
Chief Financial Officer